UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: July 15, 2009

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continuing Listing Rule or Standard; Transfer of Listing.

On July 15, 2009, Quest Resource Corporation (the "Company") received a letter from The NASDAQ Stock Market, Inc. ("NASDAQ") advising the Company that the NASDAQ Listing Qualifications Hearings Panel (the "Panel") has granted the Company's request for continued listing on NASDAQ. The terms of the Panel's decision include a condition that the Company file its quarterly reports on Form 10-Q for the quarters ended September 30, 2008 (the "2008 Third Quarter Form 10-Q") and March 31, 2009 (the "2009 First Quarter Form 10-Q") by August 15, 2009. The Company must provide NASDAQ with prompt notification of any significant events that occur during this time. The Panel reserved the right to reconsider the terms of the exception based on any event, condition, or circumstance that exists or develops that would, in the opinion of the Panel, make continued listing of the Company's securities on NASDAQ inadvisable or unwarranted. The Panel also advised the Company that continued listing on NASDAQ is subject to the Company being able to demonstrate compliance with all requirements for continued listing on NASDAQ.

The Company is working diligently to complete the preparation of the 2008 Third Quarter Form 10-Q and the 2009 First Quarter Form 10-Q and expects to file both quarterly reports no later than August 15, 2009. In the event the Company is unable to do so, its common stock may be delisted from NASDAQ.

Item 8.01 Other Events.

A copy of the press release announcing receipt of the Panel's decision is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release of Quest Resource Corporation dated July 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

/s/ Eddie LeBlanc
By:	Eddie LeBlanc
Chief Financial Officer

Date: July 17, 2009